                                                                EX-99.2



                                                           MELLON NEWS RELEASE


            ANALYSTS:

            Donald J. MacLeod
            (412) 234-5601

Contact:    MEDIA:
                                                       Corporate Affairs Group
            Margaret K. Cohen                          One Mellon Bank Center
            (412) 234-0850                             Pittsburgh, PA 15258-0001


            FOR IMMEDIATE RELEASE

            MELLON ANNOUNCES STOCK PURCHASE PLAN

            PITTSBURGH, Nov. 29, 1994 -- Mellon Bank Corporation announced today that its board of directors has authorized the repurchase of up to 3 million shares of the Corporation's common stock.

            The Corporation expects to make the repurchases from time to time in the open market or through privately negotiated transactions. Repurchased common shares will be added to the Corporation's treasury shares and will be used to meet the Corporation's current and near-term common stock requirements for its stock-based benefit plans and its dividend reinvestment plan. The Corporation has approximately 147 million shares outstanding after taking into effect a three-for-two stock split on Nov. 15.

            With balance sheet assets of approximately $39 billion and assets under management and administration of more than $850 billion, Mellon Bank Corporation is a major financial services company headquartered in Pittsburgh, providing a full range of banking and investment products and services to individuals and small, mid-sized and large businesses and institutions.